UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

FORTY SEVEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38554	47-4065674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 O’Brien Drive, Suite A Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 352-4150

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTSV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2020, Forty Seven, Inc. entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as our sales agent (the “Sales Agent”), pursuant to which we may offer and sell from time to time, after March 10, 2020, through the Sales Agent shares of our common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Shares”) in such amounts as we may specify by notice to the Sales Agent, in accordance with the terms and conditions set forth in the Sales Agreement.

Sales, if any, of the Shares pursuant to the Sales Agreement may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Global Select Market, or sales made to or through a market maker other than on an exchange. Under the Sales Agreement, we will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. We are not obligated to sell any Shares under the Sales Agreement.

The Shares will be offered and sold pursuant to our shelf registration statement on Form S-3 (File No. 333-235877) which was automatically effective upon filing with the Securities and Exchange Commission on January 10, 2020. We filed a prospectus supplement, dated January 10, 2020, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Sales Agreement contains customary representations, warranties and agreements by us, and indemnification rights and obligations of the parties. The Sales Agreement provides that the Sales Agent will be entitled to compensation for its services of up to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. Under the terms of the Sales Agreement, we have agreed to indemnify the Sales Agent against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Sales Agent may be required to make in respect of these liabilities, and to reimburse the Sales Agent for certain expenses. In the ordinary course of business, the Sales Agent or their respective affiliates from time to time have provided and may in the future provide various investment banking, commercial banking and financial advisory services to the company and/or its affiliates, for which they have received or may receive customary compensation.

We intend to use the net proceeds from the sale, if any, of the securities offered in the offering to conduct our clinical trials, to fund continued research and development of magrolimab in several applications, to fund other research and development activities, and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in companies, medicines, intellectual property or technologies that are complementary to our own, although we have no current commitments or agreements with respect to any acquisitions or investments.

The above summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Cooley LLP relating to the Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Sales Agreement, by and between Forty Seven, Inc. and Cantor Fitzgerald & Co., dated January 10, 2020.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2020	Forty Seven, Inc.

	By:	/s/ Mark A. McCamish
Mark A. McCamish, M.D.
President and Chief Executive Officer